Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 2, 2006 relating to the consolidated financial statements of Bank of Granite Corporation as of December 31, 2005 and for the years ended December 31, 2005 and 2004, before the effects of the adjustments to retrospectively reflect the 2006 5-for-4 stock split effected in the form of a stock dividend as discussed in Note 1 to the consolidated financial statements of Bank of Granite Corporation for the year ended December 31, 2006. Such report appears in the Annual Report on Form 10-K of Bank of Granite Corporation for the year ended December 31, 2006. The consolidated financial statements as of December 31, 2005 and for the years ended December 31, 2005 and 2004, before the effects of the adjustments to retrospectively reflect the 2006 5-for-4 stock split effected in the form of stock dividend do not appear in the Annual Report on Form 10-K of Bank of Granite Corporation for the year ended December 31, 2006 which is incorporated by reference in this registration statement.
/s/Deloitte & Touche LLP
Charlotte, North Carolina
June 21, 2007